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                                                                   EXHIBIT 11(b)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors and Shareholders
Short-Term Investments Co.

We consent to the use of our reports on the Prime Portfolio and the Liquid Assets Portfolio (portfolios of Short-Term Investment Co.) dated October 3, 1997 included therein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Financial Statement" in the Statements of Additional Information.



                                           /s/ KPMG PEAT MARWICK LLP
                                           KPMG Peat Marwick LLP



Houston, Texas
December 17, 1997